                                                                   Exhibit 10(s)


                              AMENDED AND RESTATED

                             REINSURANCE AGREEMENT

                                    between

                   PHYSICIANS HEALTH SERVICES (BERMUDA) LTD.

                               Hamilton, Bermuda

                                      and

                 THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

                               New York, New York

                   AMENDED AND RESTATED REINSURANCE AGREEMENT
                   ------------------------------------------

                 Reference is hereby made to the Reinsurance Agreement (the "Reinsurance Agreement") made and entered into as of April 27, 1995 between THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA, a mutual life insurance company organized under the laws of the State of New York (the "Company") and PHYSICIANS HEALTH SERVICES (BERMUDA) LTD., a stock insurance company organized under the laws of Bermuda (the "Reinsurer"). This Amended and Restated Reinsurance Agreement is dated as of October 1, 1996, and when executed by the parties hereto, shall supersede and replace the Reinsurance Agreement and shall constitute a binding and enforceable amendment to the Reinsurance Agreement in its entirety.

           THE REINSURANCE AGREEMENT IS AMENDED AND RESTATED IN ITS ENTIRETY AS
       FOLLOWS:

           This Amended and Restated Reinsurance Agreement (this "Agreement") is made and entered into as of this 1st day of October, 1996 between the Company and the Reinsurer.

                 The Company and the Reinsurer mutually agree to enter into a reinsurance agreement (the "Agreement") on the terms and conditions stated herein. This Agreement is a reinsurance agreement solely between the Company and the Reinsurer, and the performance of the obligations of each party under this Agreement shall be rendered solely to the other party. In no instance, except as set forth in Article XII, shall anyone other than the Company or the Reinsurer have any rights under this Agreement, and the Company shall be and remain solely liable to any insured, contractholder, physician or other provider or beneficiary under any contract reinsured hereunder.

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          As used in this Agreement, the following terms shall have the following meanings (definitions are applicable to both the singular and the plural forms of each term defined in this Article):

          "Accounting Period" means the Fiscal Quarter, except that the first
           -----------------
Accounting Period shall be the period commencing with the Effective Date and ending with the last day of the then current Fiscal Quarter, and the last Accounting Period shall be the period commencing with the first day of the last Fiscal Quarter preceding the Terminal Accounting Date and ending on the Terminal Accounting Date.

          "Administrative Expense" means an expense which will be reimbursable
           ----------------------
each Accounting Period and is intended to compensate the Company or the Reinsurer for a reasonable estimate of the actual cost of performing administrative services in connection with the Health Insurance Contracts, as set forth in the Marketing and Services Agreement, without provision for profit.

          "Affiliate" means with respect to a specified person, a person that
           ---------
directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

          "Business Day" means any day except Saturday or Sunday or any legal
           ------------
Federal or New York State holiday.

          "Change of Control" means the acquisition, in a single transaction or
           --------- -------
in a series of related transactions, by a person, an entity, or a group of persons or entities acting in concert of: (i) twenty-five percent (25 %) or more
(a) of the voting common stock of the Reinsurer or PHS (excluding any acquisition of stock by a party currently owning twenty-five percent (25 %) or more of such common stock), or (b) fifty-one percent (51 %) or more of the aggregate value of the assets of the Reinsurer or PHS; or (II) twenty-five percent (25 %) or more of any ownership interest in the Company.

          "Commissions" means commissions and other incentives or bonuses
           -----------
applicable to the marketing of the Health Insurance Contracts.

          "Continuation Plan" has the meaning set forth in Section 8.6.
           -----------------

          "Contract Termination Date" means the effective date upon which the
           -------- ----------------
Agreement terminates pursuant to the applicable Section in Article VIII below.

          "Contractholder" means an employer in the Service Area who or which
           --------------
executes an enrollment agreement with respect to any Health Insurance Contract subject to this Agreement.

          "Direct Paid Claims" means amounts paid to health care providers for
           ------------------
medical claims and/or to subscribers for services covered by Health Insurance Contracts.

          "Direct Paid Premium" means premiums received.
           -------------------

          "Earned Premium" shall consist of the item shown on Schedule C, line
           --------------
I.A.7.

          "Effective Date" shall have the meaning set forth in Section 2.1.
           -------------

          "Fiscal Quarter" means each of the four consecutive three-month
           --------------
periods in a fiscal year commencing on January 1 of each year and ending on December 31 of that calendar year.

          "Health Insurance Contracts" means only those health insurance
           --------------------------
contracts issued by the Company in the Service Area that are the "out-of-network" component of a HMO Plan (as defined in the Marketing and Services Agreement) with a "point-of-service" feature.

          "Insurance Taxes" means all insurance taxes, licenses and fees
           --------------
directly imposed with respect to premiums on the Health Insurance Contracts reinsured hereunder and shall be given the same meaning as Insurance Taxes, Licenses and Fees, Excluding Federal Income Taxes in the Summary of Operations
Schedule in the NAIC Life, Accident and Health Convention Blank which is taken from the Taxes, Licenses and Fees Exhibit, or similar entries on financial statements filed by the Company. Such term shall not include any franchise or other federal, state or local tax measured by net income.

          "Interest Compensation Rate" means the rate of interest defined in
           --------------------------
Schedule D as applicable to delayed payments.

          "Investment Rate" means the rate of interest defined in Schedule D as
           ---------------
applicable to cash reserve balances held by either the Company or the Reinsurer for the benefit of the other.

          "LIBOR" means, at any time of determination, the London Interbank
           -----
Offered Rate paid on U.S. dollar deposits for the applicable period of time as published under "Money Rates" in the New York City edition of the Wall Street Journal or, if there is no such publication or statement therein as to LIBOR, then in any publication used in the New York City financial community.

          "Marketing and Services Agreement" shall have the meaning set forth
           --------------------------------
in Section 3.1.

          "PHCS" shall mean Private Health Care Systems Incorporated, a
           ----
corporation with its corporate offices in Waltham, Massachusetts that develops medical provider networks and provides utilization review services.

           "PHS" shall mean Physicians Health Services, Inc., a Delaware
            ---
corporation with administrative offices in Trumbull, Connecticut, which is the ultimate parent corporation of the Reinsurer.

           "PHS New York" shall mean Physicians Health Services of New
            ------------
York, Inc., a corporation organized as a health maintenance organization in the State of New York.

           "Profit or Loss" shall have the meaning set forth in Article X.
            ---------------

           "Quarterly Accounting Report" means the report required to be
            ---------------------------
prepared in accordance with Section 7.2 and providing the data as shown on Schedule C.

           "Quarterly Settlement" means the net amount due and payable to any
            --------------------
Accounting Period as set forth in Section 7.3.

           "Renewal Date" means, with respect to a Health Insurance
            ------------
Contract, the date the anniversary of the day on which the liability of the Company began under such Insurance Contract.

           "Reserves" means the amounts shown in the Company's Annual
            --------
Statement as filed with the State of New York as reserves for the Health Insurance Contracts.

          "Service Area" means the Counties of Bronx, Dutchess, Kings, Nassau,
           ------------
New York, Queens, Richmond, Rockland, Suffolk, Orange, Putnam and Westchester in the State of New York.

          "Small Case N.Y. Reinsurance" means reinsurance provided by "specified
           ---------------------------
medical condition" pools established with respect to Health Insurance Contracts relating to fifty (50) or fewer employees, as required by New York State Insurance Department Regulation 146 (11 NYCRR (S) 361.4) and related circular letters of the New York State Insurance Department.

          "Small Case N.Y. Reinsurance Premium" means the charge paid by the
           -----------------------------------
Company for Small Case N.Y. Reinsurance provided by pools established pursuant to Regulation 146.

          "Terminal Accounting and Settlement" means the final accounting and
           ----------------------------------
payment of any amount due either party upon the termination of this Agreement, as described in Section 9.1.

          "Terminal Accounting Date" shall have the meaning set forth in Section
           ------------------------
9.1.

          "Written Premiums" means the consideration paid for the Health
           ----------------
Insurance Contracts reinsured hereunder, and shall consist of the items shown on Schedule C, line I.A.7 plus line I.A.3.



                                   ARTICLE II

                              REINSURANCE COVERAGE
                              ----------- --------

     2.1  Coverage.   Effective April 27, 1995 (the "Effective Date"), the
          --------
Company agrees to cede to the Reinsurer fifty percent (50%) of the risks under the Health Insurance Contracts, all as more specifically described in Schedule A, and the Reinsurer agrees to indemnify the Company against fifty percent (50%) of the risks under such Health Insurance Contracts.

     2.2  Plan of Reinsurance. The reinsurance hereunder shall be on a calendar
          -------------------
year renewable term basis. The parties agree that the Company will establish and maintain 100% of the Reserves for the Health Insurance Contracts.

     2.3  Conditions. The reinsurance hereunder is subject to the same
          ----------
limitations and conditions as the Health Insurance Contracts, except as expressly provided for in this Agreement.

     2.4  Exclusions. The reinsurance hereunder does not apply to the following
          ----------
risks: (i) any portion of the risk under any Health Insurance Contract issued by the Company other than the risk reinsured hereunder; (ii) any Health Insurance Contract issued and delivered in a jurisdiction in which issuance and delivery of such contract constituted the doing of business where the Company was not properly licensed; and (iii) those risks for which the Reinsurer is not liable pursuant to the provisions of Section 3.11 hereof.



                                  ARTICLE III

                               GENERAL PROVISIONS
                               ------- ----------

     3.1  Contract Administration. The Company and PHS New York, an affiliate of
          -------- --------------
the Reinsurer, each shall have responsibility for certain aspects of the marketing and administration of the Health Insurance Contracts, in accordance with the Amended and Restated Marketing and Services Agreement dated as of October 1,1996 between the Company, PHS and PHS New York (the "Marketing and Services Agreement").

     3.2  Non-Solicitation. During the term of this Agreement, neither party,
          ----------------
nor any of its Affiliates, shall contact, solicit or contract with any of the other party's full-time employees who have been engaged in the activities covered by this Agreement without the consent of the other party.

     3.3  Inspection. Either party or its designated representative may inspect,
          ---------
at the offices of the Company or the Reinsurer, as the case may be, where such records are located, and conduct reasonable audits of, the papers and any and all other books or documents of the Company or the Reinsurer reasonably relating to the Health Insurance Contracts and the administrative responsibilities hereunder, during normal business hours for such period as this Agreement is in effect or for as long thereafter as the Company or the Reinsurer, as the case may be, seeks performance by the other party pursuant to the terms of this Agreement. The information obtained shall be used only for purposes relating to the reinsurance provided under this Agreement and shall not be disclosed to any person without the express permission of the other party, except to the extent that disclosure is required by law. Each party's rights under this Section 3.3 shall survive termination of this Agreement.

     3.4  Misunderstandings and Oversights. If any delay, omission, error or
          --------------------------------
failure to pay amounts due or to perform any other act required by this Agreement is unintentional and caused by misunderstanding or oversight, the Company and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred. The party that first discovers such oversight or incorrect act as a result of the misunderstanding will notify the other party in writing promptly upon discovery of the misunderstanding or oversight. The parties shall act to correct the error, omission or oversight within twenty (20) days of notification of the problem. This Section 3.4 shall not be construed as a waiver by either party of its right to enforce strictly the terms of this Agreement.

     3.5  Reinstatements. If a Health Insurance Contract reinsured hereunder
          --------------
that was terminated or lapsed is reinstated while this Agreement is in effect, the reinsurance for such Health Insurance Contract under this Agreement will be reinstated automatically as if the Health Insurance Contract had not been terminated or lapsed. All amounts received in connection with such reinstatement shall be treated as Direct Paid Premiums.

     3.6  Contract Changes or Reserve Changes. The Company and the Reinsurer
          -----------------------------------
shall share, based upon the percentages specified in Section 2.1 and Schedule A, in any increase or decrease in the Company's liability that results from any change in the terms or conditions of any Health Insurance Contract reinsured hereunder or in the calculation of Reserves. The Company must provide written notification to the Reinsurer within fifteen (15) calendar days after any such change, if such change can reasonably be expected to have a significant effect on the transactions contemplated by this Agreement.

     3.7  Compliance with Applicable Laws and Regulations. It is the intention
          -----------------------------------------------
of the parties that this Agreement comply with all existing applicable laws and regulations, as from time to time are in effect, so that the agreement remains in full force and the Health Insurance Contracts remain reinsured on a calendar year renewable term basis. Each of the parties agrees to comply with all laws, ordinances, rules, regulations and orders of regulatory bodies applicable to the transactions contemplated by this Agreement, including those relating to the payment of commissions.

     3.8  Amendment and/or Termination Upon Failure to Comply. In the event that
          ---------------------------------------------------
it is determined by an insurance or health regulatory authority, the Internal Revenue Service or any other Bermuda or U.S. federal, state or local regulatory authority or by either party to this Agreement upon the advice of an insurance or health regulatory authority or the Internal Revenue Service that this Agreement fails to conform to, or that the intent of this Agreement cannot be effected as a result of, the requirements of existing applicable laws and regulations and that this Agreement may be brought into conformity with said requirements, or the intent of this Agreement may be effected, only by means of a material change to this Agreement, or in the event that such laws or regulations are changed subsequent to the Effective Date and such change has a material adverse effect on either party or requires a material change to this Agreement in order for this Agreement to conform with applicable laws and regulations or for its intent to be effected, the parties shall exercise reasonable efforts to reach an agreement to amend this Agreement so as to return the parties to the economic position that they would have been in had no such change occurred or so that both parties share the economic detriment of such change proportionately. If the parties are unable to reach an agreement to amend the Agreement, then the differences between the parties shall be resolved through arbitration in accordance with the provisions of Article XIII. In the event that any required change is not material, this Agreement shall be amended in accordance with such requirement.

     3.9  Notification of Disapproval or Change in Law. The Company shall
          ------------ -- ----------------------------
promptly notify the Reinsurer of any actual or anticipated disapprovals or required changes regarding this Agreement that are made by any insurance or health regulatory authority or taxing authority and of any change in the laws, regulations or rulings affecting this Agreement or related documents. The Reinsurer shall be allowed to participate in the defense of this Agreement or related documents on its own behalf with such authority after consultation with the Company.

     3.10  Setoff. It is expressly understood that any debts or credits, matured
           ------
or unmatured, liquidated or unliquidated, arising or incurred pursuant to the terms hereof, including but not limited to such debts and credits arising under Articles IV, V and VI shall, at all times and under all circumstances relevant to the rights and liabilities of the parties to this Agreement, be deemed mutual debts or credits, as the case may be, and shall be set off, and only the net balance shall be allowed or paid.

     3.11  Limitations on Liability. (a) The Reinsurer does not indemnify and
           ------------------------
shall not be liable pursuant to this Agreement or otherwise for any of the Company's risk, to the extent any damages result from the negligent acts or omissions to act, reckless or intentional wrongs, fraud, oppression or bad faith of the Company. The Reinsurer shall be liable and indemnify the Company fully for all losses arising from the negligent acts or omissions to act, reckless or intentional wrongs, fraud, oppression or bad faith of the Reinsurer or any Affiliate of the Reinsurer, acting in connection with a Health Insurance Contract reinsured hereunder.

     (b) The Company does not indemnify and shall not be liable pursuant to this Agreement or otherwise for any of the Reinsurer's risk, to the extent any damages result from the negligent acts or omissions to act, reckless or intentional wrongs, fraud, oppression or bad faith of the Reinsurer or of an Affiliate of the Reinsurer. The Company shall be liable and indemnify the Reinsurer fully for all losses arising from the negligent acts or omissions to act, reckless or intentional wrongs, fraud, oppression or bad faith of the Company acting in connection with a Health Insurance Contract reinsured hereunder.

     (c) The Reinsurer shall be liable, based on the applicable percentages set forth in Section 2.1 and Schedule A, and subject to the election permitted by
Section 6.3, for any losses arising from non-negligent acts or omissions to act taken by the Company in good faith pursuant to Health Insurance Contracts reinsured hereunder.

     3.12  Exclusivity. The Company and the Reinsurer shall not enter into an
           -----------
arrangement with other parties similar to this Agreement for reinsurance of health insurance products to be offered in the Service Area, except as expressly permitted under the Marketing and Services Agreement.

     3.13  Press Releases. No public statement or press release regarding the
           --------------
existence of this Agreement or the terms thereof shall be made by either party hereto without the prior written consent of the other party, except as required by applicable laws, ordinances, rules and regulations.

     3.14  Restrictions on the Reinsurer and the Company Relating to Other
           ---------------------------------------------------------------
Agreements. During the period from the Effective Date through the last date on
----------
which the provisions of this Agreement are in effect, each of the Reinsurer and the Company shall be prohibited from, directly or indirectly, entering into any contract, lease, sublease, license, sublicense, promissory note, evidence of indebtedness or other contract or commitment (whether oral or written), which will, or can reasonably be expected to at any time, place any material restriction or restrictions on such party's ability to perform any or all of its obligations under this Agreement; provided, however, that, nothing herein shall limit either party's right to enter into a Change of Control transaction in accordance with the provisions set forth herein.

     3.15  Investigations. Each party to this Agreement shall immediately notify
           --------------
the other party, in writing, of any and all investigations of such party or its directors, principal officers or shareholders conducted by any Federal, foreign or local governmental or regulatory authority other than routine examinations or surveys by insurance or health regulatory authorities and federal or state tax authorities.

     3.16  Change of Control. Each party shall fully disclose the details of any
           --------- -------
pending Change of Control known to it to the other party, and shall provide the other party with copies of any and all applications for approval therefor made to Federal, state or local regulatory authorities (for purposes of this Section 3.16, PHS shall be deemed to be a party hereto). Such disclosure shall be made prior to or concurrent with notification and/or application for approval to such Federal, state or local regulatory authorities of a Change of Control. In the event that such Change of Control shall be approved, the party that intends to undergo the Change of Control shall notify the other party immediately thereof and the other party shall have the rights set forth in Section 8.6.

     3.17  Reinsurance or Sale of Health Insurance Contracts. (a) The Company
           ---------------------- --------------------------
agrees that, during the period in which this Agreement is in effect, it shall not reinsure, sell or assign the Health Insurance Contracts to another entity.

     (b) Notwithstanding paragraph (a) above, this Section 3.17 shall not restrict the ability of the Company to (i) enter into a merger or consolidation, or (ii) effect a sale of its business as an entirety or substantially as an entirety; provided, however, that the Company may not enter into a transaction listed in (i) or (ii) above with another entity unless such other entity provides the Reinsurer with a writing, in form and substance satisfactory to the Reinsurer, which shall state that the entity agrees to be bound by the terms of this Agreement to the same extent and effect as if such entity had been a party to this Agreement.

     3.18  Commission Scale and Commission Scale Changes. Commission payments
           ---------------------------------------------
made with respect to any Health Insurance Contracts reinsured hereunder shall be according to the same commission scale used by the Company with respect to the specific types of products listed on Schedule A, or substantially similar products, that are not subject to this Agreement, as that scale may be changed from time to time.

     3.19  Statement of Actuarial Opinion. Within forty-five (45) calendar days
           ------------ -----------------
after the end of the calendar year, the Company shall provide the Reinsurer with a Statement of Actuarial Opinion certifying the adequacy of the Reserves which are covered under this Agreement. In addition, the Actuarial Opinion must state whether or not the Reserves covered under this Agreement meet the minimum standards of all states where the Company is licensed, and if not the difference between the Company's reserves and state minimums. The Actuarial Opinion shall meet the requirements as set forth in the NAIC's Actuarial Opinion and Memorandum Regulation. The Opinion shall be signed by the Company's
"Appointed Actuary."

                                   ARTICLE IV

                             PREMIUMS AND RESERVES
                             -------- --- --------

     4.1  Premiums. Premiums with respect to Health Insurance Contracts shall be
          --------
allocated to the Company and the Reinsurer in accordance with the applicable percentages set forth in Section 2.1 and Schedule A, and the portion of the Premiums allocated to the Reinsurer shall constitute the consideration in respect of the Reinsurer's acceptance of risk under this Agreement. The portion of Premiums allocated to the Reinsurer shall be paid over to the Reinsurer in accordance with the settlements required by Section 7.3 of this Agreement.

     4.2  Reinsurer's Capital and Surplus. The Reinsurer agrees that it shall
          -------------------------------
maintain capital and surplus in an amount of assets or letters of credit in accordance with, and to the extent permitted by, the insurance laws of Bermuda with respect to the Reinsurer's share of Written Premiums allocated to the Reinsurer under Section 4.1 above with respect to all Health Insurance Contracts in force that are reinsured under this Agreement.

     4.3  Reserves. The Company shall establish and maintain Reserves with
          --------
respect to the Health Insurance Contracts reinsured hereunder. The Company will fund 50% of such Reserves on behalf of the Reinsurer by deducting the appropriate amount from the Quarterly Settlements due the Reinsurer, as set forth in Section 7.3, to the extent that such Quarterly Settlements are sufficient for such purpose. To the extent that the Quarterly Settlements are not sufficient for such purpose, Reinsurer will, within 45 calendar days of a request by Company, pay to Company the amount necessary to fund 50% of such Reserves. The Company will credit interest on the Reserve funds held on behalf of the Reinsurer at a rate equal to the Investment Rate set forth in Schedule D.

                                   ARTICLE V

                               EXPENSE ALLOWANCE
                               ------- ---------

     5.1  Administrative Expenses. Each party shall be entitled to reimbursement
          -----------------------
for its Administrative Expenses (not including pre-marketing expenses), identified in Schedule B, for each Accounting Period. Such Administrative Expenses, plus any Insurance Taxes and Commissions, paid by such party with respect to the Health Insurance Contracts during the Accounting Period, shall be considered reimbursable expenses.

     5.2  Payment. The Company and the Reinsurer shall be reimbursed for the
          -------
amounts shown as Company Expenses or Reinsurer Expenses, as set forth in Section
7.3 below. A portion of the reinsurer's expenses shall be allotted and similarly paid to PHS New York for claims payment expenses.



                                   ARTICLE VI

                                     CLAIMS

     6.1 Payment of Claims. PHS New York shall act as the agent of the Company
         -----------------
and shall pay claims under the Health Insurance Contracts, subject to mutually agreed upon claims standards. The Company shall reimburse PHS New York as specified under Section 7.3. The Reinsurer shall reimburse the Company as specified under Section 7.3.

     6.2  Notice of Claim. Upon receipt of any claim on any Health Insurance
          ------ -- -----
Contract, which claim is reasonably anticipated to exceed fifty thousand dollars ($50,000), PHS New York shall promptly notify the Company of such claim. Copies of notification, claim papers, and proofs shall be furnished by the Reinsurer to the Company upon request.

     6.3  Determination of Claims by the Company The Reinsurer will accept the
          ---------------- ---------------------
decision of the Company with respect to the liability for a claim under a Health Insurance Contract; provided, however, that the Company shall promptly advise the Reinsurer of the Company's intention to contest a claim under a Health Insurance Contract, and the Reinsurer shall have the right to advise and assist the Company in its determination of liability and in the best procedure to follow with respect to any such claim of doubtful validity. The Company and the Reinsurer shall share, in accordance with the applicable percentages set forth in Section 2.1 and Schedule A, all expenses incurred in connection with contesting, compromising or settling claims under Health Insurance Contracts, subject to the limitations of Section 3.11. Such expenses may include, but are not limited to, all costs and expenses of investigation, settlement of claims, litigation costs and judgments. If, however, the Reinsurer has advised the Company that a contested claim should be paid, and elects to assume liability for its applicable percentages set forth in
Section 2.1 and Schedule A of the claim as originally presented, the Reinsurer shall not share in any additional costs or expenses associated with such claim.

                                  ARTICLE VII

                            ACCOUNTING AND REPORTING
                            ---------- --- ---------

     7.1  Reinsurance Accounting. The Company shall maintain separate books or
          ----------------------
details of account with respect to the Health Insurance Contracts reinsured hereunder, setting forth the data required in Schedules C, E and F.

     7.2  Quarterly Accounting Reports. Following the end of each Accounting
          ----------------------------
Period, the Company shall supply the Reinsurer with a Quarterly Accounting Report providing the data required in Schedules C, E and F. The Quarterly Accounting Report shall be submitted within forty-five (45) calendar days following the close of each calendar quarter.

     7.3  Settlements. Settlement of amounts payable between the Company, the
          -----------
Reinsurer and PHS New York shall be made in a reasonably expeditious manner once the amounts or estimates are known or determined. All settlement payments shall be made by wire transfer with same or next day availability unless otherwise agreed.


     (a) Weekly Settlements. The Company shall make reimbursement payments to
         ------------------
PHS New York for estimated weekly cash claims paid by PHS New York. Such estimates are to be mutually determined, and appropriately adjusted from time to time, to reasonably approximate the timing and amounts of cash claim expenditures made by PHS New York and to minimize the quarterly settlement amounts with respect to claims. Such payments are due weekly based upon a mutually agreed upon schedule.

     (b) Monthly Settlements. The Company shall make reimbursement payments to
         -------------------
the Reinsurer and PHS New York monthly for any actual or estimated monthly administrative expenses or assessments incurred by them. Such payments are due within 20 Business Days after the end of each month in which they were incurred. The Company's actual or estimated administrative expenses, premium taxes, fees, assessments or commission expenses incurred are also deemed payable at that time. By mutual agreement, certain expenses may be added to or deleted from this monthly reimbursement. PHS New York shall be reimbursed for any amounts owed, net of any reimbursements made as specified in Sections 5.2 and 6.1. Such amounts are subject to the settlement process described herein and shall be included in Schedules C and E as part of the Quarterly Accounting Reports.



     (c) Quarterly Settlements. Based upon the Quarterly Accounting Reports,
         ---------------------
including Schedules C, E and F, settlement payment shall be made to the Company or Reinsurer, as the case may be, within 45 calendar days from the end of such quarter. If such reports or schedules are not finalized within this time frame, a reasonable estimated payment shall be made followed by an adjustment payment. The Quarterly Settlement payment shall represent settlement, net of any interim reimbursements or other related settlement payments, of all amounts due during that quarter and any mutually agreed upon adjustments to prior periods. The quarterly calculation of this payment shall be substantially in the form of Schedule E with any positive amounts listed on Line 24 of such Schedule being payable from the Company to the Reinsurer and any negative amounts being payable from the Reinsurer to the Company. For the purpose of calculating interest on delayed payments relating to this quarterly settlement payment, the parties agree that the due date is the 15th day of the middle month of the settlement quarter unless otherwise mutually agreed.

     (d) Other Settlements. Other settlement payments between the Company, the
         -----------------
Reinsurer, and PHS New York such as payment adjustments, preliminary quarterly settlements, withhold payout reimbursements or interest compensation may be made separately or along with other settlement payments upon mutual agreement. For the purpose of calculating interest on delayed payments relating to these payments, due dates are to be mutually agreed upon if not otherwise specified in this Agreement.

     7.4  Reconciliation. Each party shall have the right to review all
          --------------
individual components of transactions entered into each Quarterly Accounting Report, such as Premiums received, Commissions and Insurance Taxes, claims incurred or paid, and similar items. The parties shall have a reasonable period from the day the Quarterly Accounting Report is submitted to report any deficiency in such report and to request an adjustment of any payment made to or received by either party. Any amount due either party in connection with such reconciliation shall be paid within forty-five (45) calendar days of the receipt of notice that additional amounts are due.

     7.5  Best Efforts to Supply Actual Data. In preparing all reports required
          ----------------------------------
in this Agreement, the Reinsurer and the Company shall make their best efforts to supply the actual data. If the actual data cannot be supplied with the appropriate report, the Reinsurer or the

Company shall produce best estimates, and shall provide amended reports based on actual data no more than forty-five (45) calendar days after such report was originally due.

     7.6  Interest Delayed Payments. Should any payment in connection with the
          -------------------------
Quarterly Settlements due the Company, the Reinsurer, of PHS New York as set forth in Section 7.3 above be delayed beyond its due date as defined or determined, such delayed payment shall accrue interest during such period of delay at the Interest Compensation Rate as defined on Schedule D. Interest is to be calculated based upon an actual/365 day basis. Any such interest accrued or paid shall not be included in Schedule C as a jointly shared income or expense item, but rather be paid directly to the deficient party either separately or as a separate item added to the Schedule E settlement. The application of this calculation shall also apply to any over payments, with interest accruing back to the deficient party.

     7.7  Interest on Cash Reserves. The Company shall pay the Reinsurer at the
          -------------------------
Investment Rate as defined in Schedule D for any net cumulative cash reserve balances held by the Company for the benefit of the Reinsurer after adjusting for any settlement payments. Interest will be calculated quarterly based upon an actual/36S day basis and is due and payable at the time of the Quarterly Settlement. Any such interest accrued or paid shall not be included in Schedule C as a jointly shared income or expense item, but will be paid directly to the Reinsurer either separately or as a separate item added to the Schedule E settlement. Such interest shall be calculated and reported as set forth in Schedule F.

                                  ARTICLE VIII

                            DURATION AND TERMINATION
                            ------------------------

     8.1  Duration. Except as otherwise provided herein, this Agreement shall be
          --------
unlimited in duration.

     8.2  Commencement of Liability. The liability of the Reinsurer on
          ------------------------
reinsurance ceded hereunder shall commence on the later of the Effective Date and the date the liability of the Company commences under a Health Insurance Contract reinsured hereunder.

     8.3  Termination of Liability. Except as provided in the next sentence of
          ------------------------
this Section 8.3, the liability of the Reinsurer with respect to any Health Insurance Contract shall terminate on the date the liability of the Company on such Health Insurance Contract is terminated. If this Agreement is terminated as provided in this Article VIII, the Reinsurer's liability with respect to Health Insurance Contracts that remain in force shall terminate on the day that all Direct Paid Claims incurred prior to the date of such termination are satisfied.

     8.4  Termination of Agreement. Either party shall have the right to
          ------------------------
terminate this Agreement without cause upon the giving of one hundred eighty
(180) days advance written notice to the other party; provided, however, that, the liability of the Reinsurer with respect to Health Insurance Contracts that remain in force will terminate on the day that all Direct Paid Claims incurred prior to the date of such termination are satisfied. The Contract Termination Date under this Section 8.4 shall be the 180th day following the giving of the notice required by this Section 8.4.

     8.5  Automatic Termination. If, at the end of an Accounting Period, none of
          ---------------------
the Health Insurance Contracts is in force, this Agreement shall automatically terminate; provided, however, that if the parties intend to continue to perform their marketing activities under the Marketing and Services Agreement, the automatic termination shall be deemed to be waived.

In the event of termination pursuant to this Section 8.5, the last day of such Accounting Period shall be the Contract Termination Date.

     8.6  Termination Subsequent to a Change In Control. In the event of a
          ---------------------------------------------
Change In Control of the Company or the Reinsurer (or PHS), the party not undergoing the Change of Control may elect to terminate this Agreement. In the event that this Agreement is terminated as a result of a Change of Control: (i) without any further action required of either party, the Marketing and Services Agreement shall be deemed to be terminated as of the effective date of the Change of Control except with respect to the provisions regarding the administration of the Health Insurance Contracts continued under this Section
8.6 which provisions shall be deemed to survive such termination for the period set forth in clause (ii) of this sentence; and (ii) the party not undergoing the Change of Control may elect to continue the reinsurance arrangements provided in this Agreement solely with respect to the reinsurance of any case that was originally written as a Health Insurance Contract and that was in force on the Contract Termination Date, until the tenth (10th) succeeding Renewal Date applicable to such Health Insurance Contract, or continuation health insurance contract issued by the Company; (collectively "Continuation Plans"), following the Contract Termination Date. The Contract Termination Date under this Section
8.6 shall be the effective date of the Change of Control.

     8.7  Termination for Cause. (a) In the event that either party shall
          ---------------------
default in the performance of the duties and obligations imposed on it pursuant to the terms of this Agreement or the Marketing and Services Agreement, or breach any of the provisions contained herein or therein, including the failure to pay any amount when due, or the failure of either party to maintain a level of services under the Marketing and Services Agreement that is reasonably satisfactory to the other party, the defaulting party shall be allowed thirty (30) days calendar from receipt of written notice of such default or breach to present to the nondefaulting party a plan to cure such default or breach that is reasonably satisfactory to the non-defaulting party. If a reasonably satisfactory plan to cure the default or breach is not submitted within that time, or if the plan is not carried out according to its terms, the non-defaulting party shall have the right to terminate this Agreement upon delivery of written notice of such termination to the defaulting party, which shall be effective on receipt, without prejudice to any other rights or remedies available to the non-defaulting party by reason of such default or breach.

     (b) In the event that either party shall engage in fraudulent, illegal or grossly negligent conduct with respect to its duties and obligations under this Agreement or the Marketing and Services Agreement, the other party shall have the right to terminate this Agreement upon delivery of written notice of such termination to the defaulting party, which shall be effective upon receipt, without prejudice to any other rights or remedies available to the non-defaulting party by reason of the other party's conduct.

     (c) The Contract Termination Date under this Section 8.7 shall be the date of receipt of the notice of termination.

     8.8  Termination of Agreement Upon the Occurrence of Certain Events. This
          --------------------------------------------------------------
Agreement may be terminated at the election of the other party pursuant to written notice upon the occurrence of either of the following events:

     (a) one of the parties to this Agreement fails to remain in good standing under the laws of its state of domicile, or fails for any reason to remain qualified to engage in the transaction contemplated by this Agreement under applicable laws, ordinances, rules or regulations; or

     (b) a voluntary or involuntary proceeding is commenced in any state by or against one of the parties to this Agreement for the purpose of supervising, conserving, rehabilitating or liquidating such party.

     The Contract Termination Date under this Section 8.8 will be the day of receipt of the notice of termination. In the event that the Company shall be subject to (a) or (b) above, the Reinsurer, or a properly licensed Affiliate of the Reinsurer, shall have the exclusive right (subject to appropriate regulatory approvals) to acquire the Health Insurance Contracts or to require the Company to assign the Health Insurance Contracts to a designated entity authorized to issue health insurance contracts in the geographic areas in which the Company operates.

     8.9  Termination for Material Change in PHS Network. In the event that the
          ----------------------------------------------
PHS Network (as that term is defined in the Marketing and Services Agreement) undergoes a material change within the meaning of Section 6.3 of the Marketing and Services Agreement, the Reinsurer and PHS New York shall be allowed thirty
(30) calendar days to present to Company a plan to cure such Material Change that is reasonably satisfactory to Company. If a reasonably satisfactory plan to cure the Material Change is not submitted within that time, or if the plan is not carried out according to its terms, Company shall have the right to terminate this Agreement upon delivery of written notice of such termination to Reinsurer, which shall be effective upon receipt (the date of receipt being the Contract Termination Date under this Section 8.9), without prejudice to any other rights or remedies available to Company.



                                   ARTICLE IX

                     PAYMENTS UPON TERMINATION OF AGREEMENT
                     --------------------------------------

     9.1  Payments on Termination. (a) In the event that this Agreement shall be
          -----------------------
terminated pursuant to Article VIII, a net accounting and settlement as to any balance due under this Agreement shall be undertaken by the parties to this Agreement (the "Terminal Accounting and Settlement"), which calculations shall be performed as of the day that is one (1) year from the date that the liability of the Reinsurer shall have terminated (the "Terminal Accounting Date"). During the period between the termination of this Agreement and the Terminal Accounting Date, Direct Paid Claims that accrued prior to the termination of this Agreement shall continue to be paid, and Reserves shall continue to be held, in accordance with the terms set forth herein.

     (b) The Company shall supply the Reinsurer with final Schedules C, E and F which shall show the Terminal Accounting and Settlement. If the Terminal Accounting and Settlement shows that the Company owes the Reinsurer, then the Company shall pay the amount owing to the Reinsurer. If the Terminal Accounting and Settlement shows that the Reinsurer owes the Company, then the Reinsurer shall pay the amount owing to the Company. Such Schedules shall be supplied by the Company within the period agreed by the parties.

     (c) Any payment required under the Terminal Accounting and Settlement by the Company shall be paid by the Company no later than the day on which the final Schedules C,

E and F, as required by Section 9.1(b), are due. The Reinsurer shall make any payment required to be made by the Reinsurer hereunder within ten (10) calendar days of receipt of such final schedules. In the event that the calculation for the payment required under the Terminal Accounting and Settlement cannot be accurately calculated by such date, then an estimate shall be paid, with a supplemental accounting being made when the accurate information shall become available.

     9.2  Supplemental Accounting In the event that, subsequent to the Terminal
          -----------------------
Accounting and Settlement, an adjustment is made with respect to any amount taken into account in the Terminal Accounting and Settlement, or in the event that the Company pays a Direct Paid Claim that accrued prior to the date hereof, a supplemental accounting shall be made. Any net amount owed to the Reinsurer or the Company by reason of such supplemental accounting, plus any interest due pursuant to Section 7.7, shall be paid promptly upon the completion of such supplemental accounting.

                                   ARTICLE X

                         CALCULATION OF PROFIT AND LOSS
                         ------------------------------

     10.1  Determination and Allocation of Profit or Loss. The Company shall
           ----------------------------------------------
calculate Profit or Loss with respect to the Health Insurance Contracts, and the Reinsurer or the Company, as appropriate, shall make settlements as required by
Section 7.3 or Section 9.1, as appropriate, according to the calculations as shown on Schedules C, E and F and shall be made part of each Quarterly Accounting Report.

                                   ARTICLE XI

                              CONDITION PRECEDENT
                              -------------------

     11.1  Condition Precedent. When, under insurance, public health or other
           -------------------
applicable laws or regulations, approval of arrangements of the type contemplated by this Agreement by one or more foreign, federal, state or local governmental or regulatory authorities is required, the receipt by the Company and the Reinsurer (or PHS, as applicable) of any and all such approvals shall be a condition precedent to the other party's liability under this Agreement. Subject to Section 11.2, if this condition precedent is not met by the Company or the Reinsurer by the Effective Date, this Agreement shall be void as of the Effective Date.

     11.2  Extension of Time. In the event that the necessary approvals set
           -----------------
forth in Section 11.1 have not been obtained by the Company or the Reinsurer as of the Effective Date, the parties may mutually agree to modify the Effective Date of this Agreement.

     11.3  Cooperation of the Parties. The Reinsurer and the Company shall each
           --------------------------
use its best efforts to cooperate with and assist the other party in obtaining the necessary approvals referred to in Section 11.1.

     11.4  Guarantee of Reinsurer. As a further condition precedent to the
           ----------------------
obligation of the Company to cede reinsurance under this Agreement, on or before the Effective Date hereof, the Reinsurer shall deliver to the Company an agreement by PHS to guarantee the solvency of the Reinsurer. Such agreement shall be in form and content acceptable to the Company in its sole discretion, and shall be effective for as long as the Company seeks performance by the Reinsurer under this Agreement. Any termination or substantial amendment of PHS' agreement to guarantee the obligations of the Reinsurer shall be cause for termination by the Company under Section 8.7 above.

                                  ARTICLE XII

                           INSOLVENCY OF THE COMPANY
                           ---------- -- --- -------

     12.1  Payments by the Reinsurer. In the event of the insolvency of the
           -------------------------
Company, payments due the Company on all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall, subject to Section 12.2, be payable by the Reinsurer directly to the Company or to its liquidator, receiver, or statutory successor on the basis of the liability of the Company under the Health Insurance Contracts reinsured hereunder without diminution because of the insolvency of the Company.

     12.2  Claims. In the event of the insolvency of the Company, the Reinsurer
           ------
shall be given written notice of the pendency of a claim against the insolvent Company on a Health Insurance Contract reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator or receiver or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer. Where two or more assuming reinsurers are involved in the same claim and a majority in interest elect to interpose defenses to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company.



                                  ARTICLE XIII

                                  ARBITRATION
                                  -----------

     13.1  Appointment of Arbitrators. In the event of any disputes or
           -------------- -----------
differences arising hereafter between the contracting parties with respect to any transaction, matter or issue arising from or relating in any way to this Agreement on which agreement between the parties hereto cannot be reached, the same shall be decided by arbitration. Three arbitrators will decide any dispute or difference. The arbitrators must be disinterested officers or retired officers of health maintenance organizations or managed health care companies, or insurance companies with experience in managed health care, other than the two parties to this Agreement or their Affiliates. Each of the contracting companies agrees to appoint one of the arbitrators with the third, the "Umpire," to be chosen by the other arbitrators. In the event that either party should fail to choose an arbitrator within 30 days following a written request by the other party to do so, the requesting party may choose an Umpire before entering upon arbitration. In the event that the two arbitrators shall not be able to agree on the choice of the Umpire within 30 days following their appointment, each arbitrator shall nominate five candidates within 10 days thereafter, four of whom the other arbitrator shall decline, and the Umpire shall be chosen from the two remaining nominees by the President of the American Arbitration Association.

     13.2  Decision of Arbitrators: Expenses. The arbitrators shall consider
           ----------- ---------------------
customary and standard practices in the managed health care insurance businesses. They shall decide by a majority vote of the arbitrators. There shall be no appeal from their written decision. Judgment may be entered on the decision of the arbitrators by any court having jurisdiction. Each party shall bear the expense of its own arbitrator and outside attorney fees, and shall jointly and equally bear with the other party the expenses of the third arbitrator.

     13.3  Applicable Law: Survival. Any arbitration instituted pursuant to this
           ------------------------
Article XIII shall be held in New York, New York and the laws of the State of New York and, to the extent applicable, the Federal Arbitration Act shall apply. This Article XIII shall survive termination of this Agreement.

     13.4  Other Actions. Submission of a matter to arbitration shall be a
           ------------
condition precedent to any right to institute a proceeding at law or in equity concerning such matter, except for injunctive or other provisional relief pending the arbitration of a matter subject to arbitration pursuant to this Agreement.

                                  ARTICLE XIV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------- ----------

     14.1  Representations and Warranties of the Company. The Company hereby
           --------------------------------- -----------
represents and warrants to the Reinsurer as follows:

     The Company is a mutual life insurance company organized and existing under the laws, including the insurance laws, of the State of New York and is in good standing under these laws. The Company further represents and warrants that it is duly licensed and admitted as an insurer under the laws of those jurisdictions in which the Health Insurance Contracts reinsured hereunder have been issued. In addition, the Company covenants that, so long as this Agreement is in effect, it shall take all actions reasonably necessary to remain duly licensed under the laws of those jurisdictions wherein the Health Insurance Contracts have been issued. The Company shall notify the Reinsurer immediately in the event that its license shall be revoked or suspended in any jurisdiction hereunder.

     The Company has full corporate power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to carry out all of its obligations hereunder.

     The execution and delivery by the Company of this Agreement and the other agreements and documents contemplated hereby, the consummation by the Company of the transactions as herein contemplated and the carrying out by the Company of its obligations contemplated hereby have been duly and validly authorized by all necessary corporate action.

     14.2  Representations and Warranties of the Reinsurer. The Reinsurer hereby
           ------------------- ------------- -------------
represents and warrants to the Company as follows:

     The Reinsurer is a corporation organized and existing under the laws, including the insurance laws, of Bermuda and is in good standing under these laws. The Reinsurer covenants that, so long as this Agreement is in effect, that it shall take all reasonable actions necessary to remain duly licensed within the purview of this Agreement under the insurance laws of Bermuda. The Reinsurer shall notify the Company immediately in the event that its license shall be revoked or suspended in any jurisdiction hereunder.

     The Reinsurer has full corporate power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to carry out all of its obligations hereunder.

     The execution and delivery by the Reinsurer of this Agreement and the other agreements and documents contemplated hereby, the consummation by the Reinsurer of the transactions as herein contemplated and the carrying out by the Reinsurer of its obligations contemplated hereby have been duly and validly authorized by all necessary corporate action.

                                   ARTICLE XV

                               CONFIDENTIALITY
                               ---------------

     15.1  Obligations of the Parties. Each party agrees that all information
           -------------- -----------
concerning the business affairs of the Company or the Reinsurer (or PHS or its Affiliates), as the case may be, which is not generally available to the public, including but not limited to, lists of physicians and other health care providers, lists of brokers and other information of a proprietary nature relating to methods of doing business heretofore or hereinafter received by it from the other party shall be kept and maintained as confidential and in complete secrecy. Neither party shall, without the prior written consent of the other party, disclose at any time, either orally, or in writing, or otherwise, in any manner, directly or indirectly, to any person or entity, except to other employees or agents of the non-disclosing party, any such proprietary information. Any breach of confidentiality shall give the non-breaching party the right of injunctive relief in addition to any other remedy permitted by law.

     15.2  Survival of Article XV. This Article XV shall survive termination of
           ----------- ----------
this Agreement.

                                  ARTICLE XVI

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     16.1  Notices. All notices required pursuant to this Agreement shall be in
           -------
writing and shall become effective when received. Each written notice shall be sent by certified or registered mail, return receipt requested, or a nationally recognized overnight delivery service (providing for delivery receipt) or delivered by hand. All notices under this Agreement shall be addressed as follows:

If to the Company:

          The Guardian Life Insurance Company of America
          201 Park Avenue South
          New York, New York 10003
          ATTENTION:  Edward K. Kane, Esq.
          Senior Vice President & General Counsel

If to the Reinsurer:


          Physicians Health Services (Bermuda) Ltd.
          120 Hawley Lane
          Trumbull, Connecticut 06611
          ATTENTION:  Regina M. Campbell, Esq.
          Senior Vice President & Chief Administrative Officer

If to PHS:

          Physicians Health Services, Inc.
          12O Hawley Lane
          Trumbull, Connecticut 06611
          ATTENTION:  Regina M. Campbell
          Senior Vice President & Chief Administrative Officer


     16.2  Successors and Assigns. Except as provided in Section 3.17(b), this
           ----------------------
Agreement cannot be assigned by the Company or the Reinsurer without the prior written approval of the other party. The provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns.

     16.3  Counterparts. This Agreement may be executed simultaneously in any
           ------------
number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same agreement.

     16.4  Currency. All payments and accounts shall be made in United States
           --------
Dollars, and all fractional amounts shall be rounded to the nearest whole dollar.

     16.5    Amendment. This Agreement shall be amended only by written
             ---------
agreement signed by a duly authorized officer of each of the Company and the Reinsurer, and any change to this Agreement shall be null and void unless made by such amendment; provided, however, that where, under insurance, public health or other applicable laws or regulations, the approval of any such amendment to this Agreement by one or more Federal, state or Bermuda local governmental or regulatory authorities is required, the amendment shall not take effect unless and until all such necessary approvals have been received by the Company. In the event that such an approval is required, the Company, the Reinsurer and PHS shall each be obligated to take all necessary actions in order to obtain such approval.

     16.6  Entire Agreement: Headings. This Agreement and the Schedules and
           --------------------------
Exhibits attached hereto, together with the Marketing and Services Agreement, supersede all prior discussions and written and oral agreements between the parties with respect to the subject matter of this Agreement, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof. Headings are not part of this Agreement, and shall not affect the terms hereof.

     16.7  Binding Effect. This Agreement is binding upon and will inure to the
           --------------
benefit of the parties and their respective successors and permitted assigns.

     16.8  Governing Law. This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of New York, without giving effect to its provisions relating to conflicts of law.

     16.9  Severability. In the event any section or provision of this Agreement
           ------------
or related documents is found to be void and unenforceable by a court of competent jurisdiction, the remaining sections and provisions of this Agreement or related documents shall nevertheless be binding upon the parties with the same force and effect as though the void or unenforceable part had not been severed or deleted.

     16.10  Waivers and Remedies. The waiver by any of the parties of any other
            --------------------
party's prompt and complete performance, or breach or violation, of any provisions of this Agreement and related documents shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any of the parties to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

     16.11  Regulatory Review. The parties acknowledge and agree that this
            -----------------
Agreement is subject to the review and approval of the New York State Department of Insurance. The parties expressly agree that any revisions to this Agreement required by the New York State Department of Insurance will be addressed in an amendment to, or restatement of, the Agreement.

                                   EXECUTION
                                   ---------

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.



                              PHYSICIANS HEALTH SERVICES (BERMUDA) LTD.

                              By /s/Regina M. Campbell
                                 ---------------------
                                 Name   REGINA M. CAMPBELL
                                 Title



                              THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA


                              By /s/Joseph D. Sargent
                                 -----------------------------
                                 Name   Joseph D. Sargent
                                 Title  President and CEO

                                   NY (OUT)

                                  SCHEDULE A
                                  ----------

                          CONTRACTS AND RISKS REINSURED
                          -----------------------------


--------------------------------------------------------------------------------
         CONTRACT                       RISKS REINSURED
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
- Out-of-Network Portion      - The Reinsurer AGREES to accept 50% of the risks
  of POS Contracts              under such Contracts.

--------------------------------------------------------------------------------

                                   NY (OUT)

                                   Schedule B

                Contract Allowances. Administrative Service Fee
                -----------------------------------------------

I.  Guardian's Administrative Services Fee (as a percentage of premium)
--  ------------------------------------------------------------------

                      POS (Out)
                      --------
Marketing               0.63%
Sales                   1.38%
Administration          1.30%
Claims                  N/A
Billing/Collections     1.69%
Advertising             0.15%
     Total              5.15%


II.  PHS' Administrative Services Fee (as a percentage of premium)
---  ------------------------------------------------------------

                      POS (Out)
                      --------
Health Services, UR     1.67%
Net Mgt, MDD, QA        2.43%
Operations              3.58%
Acct Svc., Cust Srv.    1.44%
Marketing               0.63%
Sales                   0.15%
Administration          1.30%
Advertising             0.15%
         Total          11.35%

                                                                        12/11/96

                                 Schedule C
                           Year To Date Accounting
                               Quarter Ending:
                                                                NY

                                                              POS-OUT
                                                              -------
I.      Profits/Losses From Underwriting
A.      Earned Premium
        --------------
          1  Cash Received
          2  Change in D/U
          3  Change in UPR
          4  Change in Advance Premium
          5  Gross Earned Premium (A1+A2+A3+A4)
          6  CSEHRP & Other Reins. Pool Premium Ceded
          7  Net Earned Premium (A5+A6)
B.      Incurred Claims
        ---------------
          1  Cash Claims (including Capitations) Paid
          2  Cash Withholds + PCP Bonuses Paid
          3  Cash Rein. PI., COB, Subrog. Recov.
          4  Nurse Line Expenses
          5  Total Cash Claims (B1+B2+B3+B4)
          6  Change in IBNR
          7  Change in Withholds + PCP Bonuses Payable
          8  Change in Rein. PI., COB, Subrog. Recov.
          9  Total Change in Reserves (B6+B7+B8)
         10  Total Incurred Claims (B5+B9)
C.      Expenses
        --------
          1  Commissions
             a. Cash
             b. Change in Liability
             c. Total Incurred (C1a+C1b)
          2  Px Taxes, Licenses & Fees (if applicable)
             a. Cash
             b. Change in Liability
             c. Total Incurred (C2a+C2b)
          3  Assessments (if applicable)
             a. Cash
             b. Change in Liability
             c. Total Incurred (C3a+C3b)
          4  Field Expenses
             a. Cash
             b. Change in Liability
             c. Total Incurred (C4a+C4b)
          5  Guardian Admin. Exp.
          6  PHS Admin. Exp.
          7  Total Incurred Expenses (C1c+C2c+C3c+C4c+C5+C6)

II.     Profit (Loss) (A7-B10-C7)
D.           Guardian Profit (50%)
E.           PHS Profit (50%)

                                  SCHEDULE D
                                  ----------

                                INTEREST RATES
                                --------------


The Interest Compensation Rate applicable for any given fiscal quarter is
    --------------------------
defined as the annual rate of interest equal to the closing yield on 3-month LIBOR as of the last trading day of the prior fiscal quarter plus 1.00%. Such rate shall remain in effect for that entire quarter regardless of any interim fluctuations or changes in 3-month LIBOR yields.

The Investment Rate applicable for any given fiscal quarter is defined as the
    ---------------
annual rate of interest equal to the closing yield on the then current 2-year Treasury Note as of the last trading day of the prior fiscal quarter plus 1.00%. Such rate shall remain in effect for that entire quarter regardless of any interim fluctuations or changes in 2-year Treasury Note yields.

The above interest rates may be changed or modified as appropriate upon mutual agreement between the Company and the Reinsurer.

                                 Schedule E                       NY
                     Cash Flow and Funds Reconciliation
                               Quarter Ending:                  POS-OUT
                                                                -------

                (All numbers reflect year to date totals.)
Underwriting Cash Flows
        1  Cash Premiums Received (Sched C: A1)

        2  Reins. Pool Premiums Ceded (Sched C: A6)
        3  Cash Claims (Total) (Sched C: B4)
        4  Commissions Incurred (Sched C: C1c)
        5  Premium Tx, Licenses, Fees Incurred (Sched C: C2c)
        6  HRA Assessment Incurred (Sched C: C3c)
        7  Field Expenses (Sched C: C4c)
        8  Guardian Admin. Expenses (Sched C: C5)
        9  PHS Admin. Expenses (Sched C: C6)
       10      Total Cash Out (2+3+4+5+6+7+8+9)

       11      Net Cash Generated for Period (1-10)

Distribution of Cash Flows
       12  Cash Flow to PHS (3+9+Sched C: E)
       13  Cash Flow to Guardian (1-3-9-Sched C: E)

       14  Marketing Expenses Reimbursable from Guardian
       15  Marketing Expenses Reimbursable from PHS
       16  Interest on Delayed Payments Owed from Guardian
       17  Interest on Delayed Payments Owed from PHS
       18  Interest on Cash Reserves held Owed from Guardian
       19  Interest on Cash Reserves held Owed from PHS
       20  Other amounts Owed from Guardian
       21  Other amounts Owed from PHS

       22  Gross Amount Due to PHS (12+14-15+16-17+18+-19+20-21)
       23  Less Related YTD Payments Made

       24  Net Amount Due to (from) PHS (22-23)

                                  SCHEDULE F

                 CALCULATION OF INTEREST ON CASH RESERVES HELD
                 ---------------------------------------------

A.      Beginning of the calendar quarter's cash reserve balance
        held for the benefit of the Reinsurer*                          $____

        Plus 50% of the net cash generated for the quarter (from
        Schedule E Line 11**)                                           $____

        Minus Reinsurer's Quarterly Profit (Loss) (from Schedule C
        Line E**)                                                       $____

B.      Equals End of Quarter's cash reserve balance held for the
        benefit of the Reinsurer                                        $
                                                                         ====

C.      Interest on Cash Reserve = ((A + B)/2) x (Investment Rate
        from Schedule E) x (Number of days in the quarter/365)          $
                                                                         ====


* The Beginning of the calendar quarter's cash reserve balance is defined as the prior quarter's cash reserve balance (prior quarter's Schedule F line B).

** Schedules C and E are annual exhibits; however, the above calculation will use quarterly values. The quarterly values are defined as the current quarter's year to date values less the current year's prior quarter year to date values, if applicable.